                                                                    EXHIBIT 99
Cognigen Networks, Inc.                NEWS RELEASE
7001 Seaview Avenue, NW, Suite 210     For Immediate Release, 7:00 PM/PDT
www.cognigen.com                       Thursday, May 15, 2003
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Cognigen Networks, Inc. Announces Financial Results
For Quarter and Nine Months Ended March 31, 2003:
Net Income Remains Positive for Fourth Consecutive Quarter

SEATTLE, May 15 /PRNewswire-First Call/ -- Cognigen Networks, Inc. (OTC Bulletin
Board:   CGNW-   news),   the  Seattle   based   Internet-enabled   marketer  of
communications services,  reseller and facilities based carrier, today announced financial  results for the three and nine month  periods  ended March 31,  2003.
Complete  unaudited details can be obtained from the 10-QSB report that Cognigen filed today with the SEC, which may be accessed through Edgar Online and similar services.

Cognigen's  CFO,  Gary L. Cook ,  commented,  "Our fiscal  year's third  quarter results  reflect a very marked year to year  improvement in net income.  For the quarter ended March 31, 2003,  Cognigen reported net income of $231,562 compared to a net loss of ($266,400)  for the same quarter in 2002.  Results for the nine months ended March 31, 2003, show net income of $530,710  compared to a net loss
of   ($463,257)   for  the  same   period  in  2002.   On  the   revenue   side,
quarter-to-quarter comparisons with 2002, reveal a reduction in total revenue of
$48,890 in 2003.  This shortfall is  attributable  to a drop-off in revenue from income streams other than  Cognigen's  marketing  commissions and direct sale of
telecommunication   services.   Marketing   commissions  increased  by  5%  from
$1,673,039  for the quarter  ended March 31, 2002,  to  $1,755,575  for the same quarter in 2003.  Income per common  share-basic  and  diluted was $0.02 for the quarter and $0.06 for the nine months ended March 31, 2003;  these  compare with per share  losses of ($0.03)  and  ($0.05),  respectively,  in 2002.  Cognigen's operating  expenses for this quarter in 2003,  were  $536,269  less than for the quarter in 2002.  Operating  expenses  for the nine month period ended March 31,
2003 were  $652,058  less than for the same  period  in 2002.  During  the three months  ended  March 31,  2003,  the Company  revised  its method of  estimating marketing  commissions  paid to its independent  agents.  The change in estimate resulted in an adjustment of  approximately  $285,000,  which reduced  marketing commissions for that period and commissions payable as of March 31, 2003 by that amount."

Darrell H. Hughes,  Cognigen's chairman and CEO, added these remarks,  "While we are most gratified upon attaining positive net income for the fourth consecutive quarter,  we  clearly  see the  challenges  ahead.  Cognigen  needs to achieve a greater rate of growth and  improved  profitability.  To realize  these goals we have  completed  the  licensing  process to qualify  Cognigen  as a direct  long distance  reseller in 47 states,  we hired  additional  executive  personnel for sales,  marketing and  administrative  duties, and have entered into a strategic alliance  with  InTandem  Communications.  Our new  CogniPhone  1+ long distance service offers very competitive  rates over a high quality network.  Cognigen is launching an aggressive training and marketing effort for its agents to increase our market share of commercial  accounts.  These  efforts are already  producing very encouraging results."

About Cognigen
Cognigen  Networks,  Inc. based in Seattle,  Washington,  offers a wide range of telecommunication  services  and related  technology  products via its Web site,
http://www.cognigen.com.    Cognigen's   robust   marketing   engine   harnesses
distribution  channels  featuring a prominent  Internet  presence,  a network of
independent  agents  and  several  affiliate  groups,   each  having  their  own
customized Web site. Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary  software  utilizing the  Internet.  Cognigen  resells the services of industry  leaders such as AT&T
Wireless,  Sprint,  Verizon, CNM Network,  Talk America and Speakeasy.  Cognigen
operates a wholly owned subsidiary, Cognigen Switching Technologies (CST), based in San Luis Obispo,  California,  and Cognigen Resale  Division (CRD),  based in
Seattle.  CST is an FCC licensed  international and interstate  facilities based carrier.  Cognigen is a licensed reseller of long distance  telephone service in
47 states.  CST is  licensed  as a CLEC in 3 states.  Additionally,  within this client  base,  CST  currently  serves  more than 47,000  proprietary  subscriber accounts with more  than100,000  users.  Since  September of 1999,  Cognigen has sold, on behalf of its vendors and for its own account, services and products to approximately 730,000 customers worldwide.

                 Unaudited Consolidated Statement of Operations

                                    Three Months Ended      Nine Months Ended

                                        March 31,               March 31,
                                  ----------------------  ----------------------
                                     2003        2002        2003        2002
                                  ----------  ----------  ----------  ----------
                                  Unaudited   Unaudited   Unaudited   Unaudited
Revenue
  Marketing commissions           $1,755,575  $1,673,039  $5,251,914  $4,901,616
  Telecommunications               1,040,415   1,034,419   2,946,175   2,971,725
  Other                               50,053     187,475     389,899     391,726
                                      ------     -------     -------     -------
   Total revenue                   2,846,043   2,894,933   8,587,988   8,265,067
                                   ---------   ---------   ---------   ---------

Operating expenses
  Marketing commissions              862,488   1,248,448   3,271,283   3,414,701
  Telecommunications                 582,041     585,297   1,574,278   1,789,480
  Selling, general and
   administrative                  1,140,120   1,144,904   3,091,047   3,254,952
  Depreciation and amortization       26,618     168,887     110,021     239,554
                                      ------     -------     -------     -------
   Total operating expenses        2,611,267   3,147,536   8,046,629   8,698,687
                                   ---------   ---------   ---------   ---------

Income (loss) from operations        234,776    (252,603)    541,359    (433,620)
Interest expense                      (3,214)    (13,797)    (10,649)    (29,637)
                                     -------    --------    --------    --------
Income (loss) before income
taxes                                231,562    (266,400)    530,710    (463,257)

Income taxes                             ---         ---         ---         ---
                                     -------    --------    --------    --------

Net income (loss)                   $231,562   $(266,400)   $530,710   $(463,257)

Preferred dividends                  (10,000)        ---     (18,225)        ---
                                    --------    --------    --------    --------

Net income (loss) attributable
to common shareholders              $221,562   $(266,400)   $512,485   $(463,257)
                                    --------   ---------    --------   ---------

Income (loss) per common share-
  basic and diluted                     $.02      $(.03)        $.06       $(.05)
                                        ----      -----         ----      ------

Weighted average number of
 common shares outstanding -
 basic and diluted                 9,363,416   8,954,456   9,173,834  10,041,768
                                   ---------   ---------   ---------  ----------

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. and its wholly owned subsidiary,  Cognigen Switching Technologies, Inc. Although the Company believes
that  the  expectations   reflected  in  the   forward-looking   statements  are
reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the Company's  business,  financial  condition and results of operations, including  without  limitation,  the  Company's  possible  inability  to  obtain additional financing,  lack of agent growth, the possible loss of key personnel, rate  changes,  fee policy or  application  changes,  technological  changes and increased competition. Many of these risks are beyond the Company's control. The
Company is not entitled to rely on the safe harbor  provisions of Section 27A of the  Securities  Act of 1933,  as  amended,  or  Section  2lE of the  Securities
Exchange Act of 1934, as amended, when making forward- looking statements.

Source:     Cognigen Networks, Inc.

Contact:    Stuart T. Smith
            SmallCapVoice.com, Inc.
            760.643.1946 voice
            760.643.1947 fax
            SSmith@SmallCapVoice.com
            www.SmallCapVoice.com